Exhibit 99.1

Movano Health Announces Over $1M Black Friday Holiday Launch Results for the Evie Ring as well as

Cuffless Blood Pressure Milestone Achievement

Pleasanton, Calif. – Nov. 29, 2023 – Movano Health (Nasdaq: MOVE), a pioneer in health technology, today announces the successful ecommerce launch of the Evie Ring, the innovative smart ring designed for women, which has exceeded the Company’s commercial sales goals driving over $1 million in orders through the Thanksgiving Holiday.

“We were very pleased to see the exceptional conversion rates for the Evie Ring, following our strategic lead generation campaign,” said CEO John Mastrototaro. “We successfully leveraged an engaged community and a targeted media approach, which drove an excellent launch result.”

This achievement is further underscored by the Evie Ring's previous prestigious “Best Of” CES 2023 acclaim from leading publications such as CNN Underscored, USA Today, Wired, Digital Trends and The Wall Street Journal Gear & Gadgets.

Additionally, in a landmark advancement, Movano Health is spearheading innovation in blood pressure measurement technology, recently attaining what is considered the 'holy grail' in the field: accurate cuffless and continuous blood pressure monitoring. This groundbreaking technology represents a giant leap in the proactive management of blood-pressure related cardiovascular events, such as heart attacks, the foremost cause of mortality in America.

Movano Health’s cuffless prototype recently demonstrated a level of accuracy within the standards recognized by the FDA for blood pressure monitoring devices. The prototype achieved an overall mean absolute difference (MAD) of 5.9 mmHg, which is below the 7 mmHg MAD required per a standard for wearable, cuffless blood pressure measuring devices (IEEE1708a-2019). The Company is also evaluating AI-based individual calibration methods to further enhance the future performance of the device.

The realization of this advancement in technology is the culmination of five years of intensive research and development, leading to 23 issued patents and 31 pending. These innovations center on advanced mmWave Radio Frequency (RF) and AI technology. Movano Health’s ultra-compact System-on-a-Chip (SoC), measuring just 4 x 6.7mm, is at the forefront of industry standards for continuous, cuffless blood pressure monitoring, enhancing signal-to-noise ratio and surpassing FDA standards in a recent clinical study.

Furthermore, Movano Health is making significant progress in non-invasive glucose monitoring. The Company’s proprietary technology surpasses traditional optical sensors, providing high-fidelity data and reliable readings, and is effectively skin color agnostic. This precision and ease of continuous data collection are pivotal in advancing healthcare, offering an unprecedented level of convenience and accuracy.

With the successful launch of the Evie Ring and the continued plans to grow the customer base, Movano Health is simultaneously focusing on the next phase of advancements for future offerings, including pivotal trials crucial for validating their proprietary and patented cuffless blood pressure and non-invasive glucose monitoring technology. These initiatives are critical elements of the Company’s product pipeline and future growth and are expected to be less resource intensive than the scale-up to the Evie Ring production and launch. As a result, the Company expects its cash burn rate to reduce by about 40% in 2024.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health is developing a suite of purpose-driven healthcare solutions to bring medical-grade, high-quality data to the forefront of consumer health devices. Featuring modern form factors, Movano Health's devices capture a comprehensive picture of a person's vital health information and uniquely translate the data into personalized and intelligent insights that empower consumers to live healthier and more balanced lives. Movano Health's end-to-end solutions will soon enable consumers and their healthcare professionals to utilize daily medical-grade data as a tool to proactively monitor and manage health outcomes.  For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding planned cost-cutting initiatives, anticipated FDA clearance for the Evie Ring; expected future operating results; product development and features, product releases, clinical trial, and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors."  Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.